UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2001

ALTERRA HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-11999 (Commission file number)	39-1771281 (I.R.S. Employer Identification No.)

10000 Innovation Drive
Milwaukee, Wisconsin 53226
(Address of principal executive offices)

(414) 918-5000
(Registrant’s telephone number, including area code)

Item 5.	Other Events

      On February 26, 2001, the Registrant issued a press release announcing that it has commenced discussions with its principal lenders and lessors regarding the restructuring of its debt and lease obligations (the “Press Release”), a copy of which is filed as an exhibit hereto. The text of the Press Release is incorporated herein by this reference.

Item 7.	Exhibits

99.1 Press release dated February 26, 2001

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 1, 2001

ALTERRA HEALTHCARE CORPORATION
(Registrant)

By:	/s/ Mark W. Ohlendorf

Mark W. Ohlendorf, Chief Financial Officer, Senior Vice President, Treasurer and Secretary

EXHIBIT INDEX

99.1 Press Release dated February 26, 2001.